Exhibit 10.8

PURCHASE AGREEMENT

among

Bresler & Reiner, Inc.

Bresler & Reiner Statutory Trust I

and

Merrill Lynch International

Dated as of November 23, 2005

PURCHASE AGREEMENT
($40,000,000 Trust Preferred Securities)

        THIS PURCHASE AGREEMENT, dated as of November 23, 2005 (this "Purchase Agreement"), is entered into among Bresler & Reiner, Inc., a Delaware corporation (the "Company"), Bresler & Reiner Statutory Trust I, a Delaware statutory trust (the "Trust", and together with the Company, the "Sellers"), and Merrill Lynch International or its assignee. (the "Purchaser").

WITNESSETH:

        WHEREAS, the Trust proposes to issue and sell 40,000 Preferred Securities of the Trust, having a stated liquidation amount of $1,000 per security (the "Preferred Securities");

        WHEREAS, the entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities"), and will be used by the Trust to purchase Forty One Million Two Hundred Thirty Eight Thousand Dollars ($41,238,000) in principal amount of the unsecured junior subordinated notes of the Company (the "Junior Subordinated Notes");

        WHEREAS, the Preferred Securities and the Common Securities for the Trust will be issued pursuant to the Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of the Closing Date, among the Company, as depositor, JPMorgan Chase Bank, National Association, a national banking association, as property trustee (in such capacity, the "Property Trustee"), Chase Bank USA, National Association, a national banking association, as Delaware trustee (in such capacity, the "Delaware Trustee"), the Administrative Trustees named therein (in such capacities, the "Administrative Trustees") and the holders from time to time of undivided beneficial interests in the assets of the Trust; and

        WHEREAS, the Junior Subordinated Notes will be issued pursuant to a Junior Subordinated Indenture, dated as of the Closing Date (the "Indenture"), between the Company and JPMorgan Chase Bank, National Association, a national banking association, as indenture trustee (in such capacity, the "Indenture Trustee").

        NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

        1.    Definitions.    The Preferred Securities, the Common Securities and the Junior Subordinated Notes are collectively referred to herein as the "Securities." This Purchase Agreement, the Indenture, the Trust Agreement and the Securities are collectively referred to herein as the "Operative Documents." All other capitalized terms used but not defined in this Purchase Agreement shall have the respective meanings ascribed thereto in the Indenture.

        2.    Purchase and Sale of the Preferred Securities.

          (a)   The Sellers agree to sell to the Purchaser, and the Purchaser agrees to purchase from the Sellers the Preferred Securities for an amount (the "Purchase Price") equal to Forty Million Dollars ($40,000,000). The Purchaser shall be responsible for the rating agency costs and expenses. The Sellers shall use the Purchase Price, together with the proceeds from the sale of the Common Securities, to purchase the Junior Subordinated Notes.

          (b)   Delivery or transfer of, and payment for, the Preferred Securities shall be made at 11:00 A.M. New York time on November 29, 2005 (such date and time of delivery and payment for the Preferred Securities being herein called the "Closing Date"). The Preferred Securities shall be transferred and delivered to the Purchaser against the payment of the Purchase Price to the Sellers made by wire transfer in immediately available funds on the Closing Date to a U.S. account designated in writing by the Company at least two business days prior to the Closing Date.

          (c)   Delivery of the Preferred Securities shall be made at such location, and in such names and denominations, as the Purchaser shall designate at least two business days in advance of the Closing Date. The Company and the Trust agree to have the Preferred Securities available for inspection and checking by the Purchaser in New York, New York, not later than 2:00 P.M., New York time, on the business day prior to the Closing Date. The closing for the purchase and sale of the Preferred Securities shall occur at the offices of DLA Piper Rudnick Gray Cary US LLP, 1221 S. Mopac Expressway, Suite 400, Austin, Texas 78746, or such other place as the parties hereto shall agree.

        3.    Conditions.    The obligations of the parties under this Purchase Agreement are subject to the following conditions:

          (a)   The representations and warranties contained herein shall be accurate as of the date of delivery of the Preferred Securities.

          (b)   The Purchaser shall have sold securities issued by it in such an amount that the net proceeds therefrom shall be available on the Closing Date and shall be sufficient to purchase the Preferred Securities and all other preferred securities contemplated in agreements similar to this Agreement.

          (c)   Counsel for the Company and the Trust (the "Company Counsel"), shall have delivered an opinion, dated the Closing Date, addressed to the Purchaser, Taberna Capital Management, LLC and its successors and assigns and JPMorgan Chase Bank, National Association, in substantially the form set out in Annex A-I hereto and (ii) the Company shall have furnished to the Purchaser the opinion of the Company's General Counsel or a certificate signed by the Company's Chief Executive Officer, President, an Executive Vice President, Chief Financial Officer, Treasurer or Assistant Treasurer, dated the Closing Date, addressed to the Purchaser, in substantially the form set out in Annex A-II hereto. In rendering their opinion, the Company Counsel may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of the Company and the Trust and by government officials (provided, however, that copies of any such certificates or documents are delivered to the Purchaser) and by and upon such other documents as such counsel may, in their reasonable opinion, deem appropriate as a basis for the Company Counsel's opinion. The Company Counsel may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction. If the Company Counsel is not admitted to practice in the State of New York, the opinion of the Company Counsel may assume, for purposes of the opinion, that the laws of the State of New York are substantively identical, in all respects material to the opinion, to the internal laws of the state in which such counsel is admitted to practice. Such Company Counsel Opinion shall not state that they are to be governed or qualified by, or that they are otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

          (d)   The Purchaser shall have been furnished the opinion of DLA Piper Rudnick Gray Cary US LLP, special tax counsel for the Purchaser, dated the Closing Date, addressed to the Purchaser and its successors and assigns and JPMorgan Chase Bank, National Association, in substantially the form set out in Annex B hereto.

          (e)   The Purchaser shall have received the opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Delaware Trustee, dated the Closing Date, addressed to the Purchaser and its successors and assigns, JPMorgan Chase Bank, National Association, the Delaware Trustee and the Company, in substantially the form set out in Annex C hereto.

          (f)    The Purchaser shall have received the opinion of Gardere Wynne Sewell LLP, special counsel for the Property Trustee and the Indenture Trustee, dated the Closing Date, addressed to the Purchaser and its successors and assigns, in substantially the form set out in Annex D hereto.

          (g)   The Purchaser shall have received the opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Delaware Trustee, dated the Closing Date, addressed to the Purchaser and its successors and assigns and JPMorgan Chase Bank, National Association, in substantially the form set out in Annex E hereto.

          (h)   The Company shall have furnished to the Purchaser a certificate of the Company, signed by the Chief Executive Officer, President or an Executive Vice President, and Chief Financial Officer, Treasurer or Assistant Treasurer of the Company, and the Trust shall have furnished to the Purchaser a certificate of the Trust, signed by an Administrative Trustee of the Trust, in each case dated the Closing Date, and, in the case of the Company, as to (i) and (ii) below and, in the case of the Trust, as to (i) below.

            (i)    the representations and warranties in this Purchase Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and the Trust have complied with all the agreements and satisfied all the conditions on either of their part to be performed or satisfied at or prior to the Closing Date; and

            (ii)   since September 30, 2005 (the date of the latest Financial Statements), there has been no material adverse change in the condition (financial or other), earnings, business or assets of the Company and its subsidiaries, whether or not arising from transactions occurring in the ordinary course of business (a "Material Adverse Change").

          (i)    Subsequent to the execution of this Purchase Agreement, there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or other), earnings, business or assets of the Company and its subsidiaries, whether or not occurring in the ordinary course of business, the effect of which is, in the Purchaser's judgment, so material and adverse as to make it impractical or inadvisable to proceed with the purchase of the Preferred Securities.

          (j)    Prior to the Closing Date, the Company and the Trust shall have furnished to the Purchaser and its counsel such further information, certificates and documents as the Purchaser or its counsel may reasonably request.

        If any of the conditions specified in this Section 3 shall not have been fulfilled when and as provided in this Purchase Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Purchase Agreement shall not be reasonably satisfactory in form and substance to the Purchaser or its counsel, this Purchase Agreement and all the Purchaser's obligations hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company and the Trust in writing or by telephone or facsimile confirmed in writing.

        Each certificate signed by any trustee of the Trust or any officer of the Company and delivered to the Purchaser or the Purchaser's counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Trust and/or the Company, as the case may be, and not by such trustee or officer in any individual capacity.

        4.    Representations and Warranties of the Company and the Trust.    The Company and the Trust jointly and severally represent and warrant to, and agree with the Purchaser, as follows:

          (a)   Neither the Company nor the Trust, nor any of their "Affiliates" (as defined in Rule 501(b) of Regulation D ("Regulation D") under the Securities Act (as defined below)), nor any person acting on its or their behalf, has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act of 1933, as amended (the "Securities Act").

          (b)   Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.

          (c)   The Securities (i) are not and have not been listed on a national securities exchange registered under section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted on a U.S. automated inter-dealer quotation system and (ii) are not of an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under section 8 of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Securities otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act ("Rule 14 4A (d) (3) ").

          (d)   Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf, has engaged, or will engage, in any "directed selling efforts" within the meaning of Regulation S under the Securities Act with respect to the Securities.

          (e)   Neither the Company nor the Trust is, and, immediately following consummation of the transactions contemplated hereby and the application of the net proceeds therefrom, will not be, an "investment company" or an entity "controlled" by an "investment company," in each case within the meaning of section 3(a) of the Investment Company Act.

          (f)    Neither the Company nor the Trust has paid or agreed to pay to any person any compensation for soliciting another to purchase any of the Securities, except for the preferred securities commission and/or the sales commission the Company has agreed to pay to Cohen Bros. & Company (or to the Company's introducing agent on behalf of Cohen Bros. & Company) pursuant to the letter agreement between the Company and Cohen Bros. & Company.

          (g)   The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. §3801, et seq. (the "Statutory Trust Act") with all requisite power and authority to own property and to conduct the business it transacts and proposes to transact and to enter into and perform its obligations under the Operative Documents to which it is a party. The Trust is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business, liabilities or assets (taken as a whole) or business prospects of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business (a "Material Adverse Effect"). The Trust is not a party to or otherwise bound by any agreement other than the Operative Documents. The Trust is and will be, under current law, classified for federal income tax purposes as a grantor trust and not as an association or publicly traded partnership taxable as a corporation.

          (h)   The Trust Agreement has been duly authorized by the Company and, on the Closing Date specified in Section 2(b) hereof, will have been duly executed and delivered by the Company and the Administrative Trustees of the Trust, and, assuming due authorization, execution and delivery by the Property Trustee and the Delaware Trustee, will be a legal, valid and binding obligation of the Company and the Administrative Trustees, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity. Each of the Administrative Trustees of the Trust is an employee of the Company and has been duly authorized by the Company to execute and deliver the Trust Agreement.

          (i)    The Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Indenture Trustee, will be a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

          (j)    The Preferred Securities and the Common Securities have been duly authorized by the Trust and, when issued and delivered against payment therefor on the Closing Date in accordance with this Purchase Agreement, in the case of the Preferred Securities, and in accordance with the Common Securities Subscription Agreement, in the case of the Common Securities, will be validly issued, fully paid and non-assessable and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement, enforceable against the Trust in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity. The issuance of the Securities is not subject to any preemptive or other similar rights. On the Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any pledge, security interest, claim, lien or other encumbrance of any kind (each, a "Lien").

          (k)   The Junior Subordinated Notes have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered to the Indenture Trustee for authentication in accordance with the Indenture and, when authenticated in the manner provided for in the Indenture and delivered to the Trust against payment therefor in accordance with the certain Junior Subordinated Note Purchase Agreement, of even date herewith between the Company and the Trust (the "Junior Subordinated Note Purchase Agreement", will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

          (l)    This Purchase Agreement has been duly authorized, executed and delivered by the Company and the Trust.

          (m)  Neither the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, nor the purchase of the Junior Subordinated Notes by the Trust, nor the execution and delivery of and compliance with the Operative Documents by the Company or the Trust, nor the consummation of the transactions contemplated herein or therein, (i) will conflict with or constitute a violation or breach of the Trust Agreement or the charter or bylaws or similar organizational documents of the Company or any subsidiary of the Company or to the Company's knowledge any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the Trust or the Company or any of its subsidiaries or their respective properties or assets (collectively, the "Governmental Entities"), (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Trust, the Company or any of the Company's subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the Trust, the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or (B) to which any of the property or assets of any of them is subject, or any judgment, order or decree of any court, Governmental Entity or arbitrator, except, in the case of this clause (ii), for such conflicts, breaches, violations, defaults, Repayment Events (as defined below) or Liens which (X) would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a Material Adverse Effect or (iii) require the consent, approval, authorization or order of any court or Governmental Entity. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust or the Company or any of its subsidiaries prior to its scheduled maturity.

          (n)   The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with all requisite corporate power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

          (o)   The Company has no subsidiaries that are material to its business, financial condition or earnings other than those subsidiaries listed in Schedule 1 attached hereto (collectively, the "Significant Subsidiaries"). Each Significant Subsidiary is a corporation, partnership or limited liability company duly and properly incorporated or organized or formed, as the case may be validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized or formed, with all requisite corporate power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact. Each Significant Subsidiary is duly qualified to transact business as a foreign corporation, partnership or limited liability company, as applicable, and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect. No Significant Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument, other than as required by applicable law, to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary's capital stock or other equity interests, from the Company or from transferring any of such Significant Subsidiary's properties or assets to the Company or any other subsidiary of the Company.

          (p)   Each of the Trust, the Company and each of the Company's subsidiaries hold all necessary approvals, authorizations, orders, licenses, consents, registrations, qualifications, certificates and permits (collectively, the "Governmental Licenses") of and from Governmental Entities necessary to conduct their respective businesses as now being conducted, and neither the Trust, the Company nor any of the Company's subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Government License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such Governmental Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and the Company and its subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.

          (q)   All of the issued and outstanding shares of capital stock of the Company and each of its subsidiaries are validly issued, fully paid and non-assessable; all of the issued and outstanding capital stock of each subsidiary of the Company is owned by the Company, directly or through subsidiaries, free and clear of any Lien, claim or equitable right; and none of the issued and outstanding capital stock of the Company or any subsidiary was issued in violation of any preemptive or similar rights arising by operation of law, under the charter or by-laws of such entity or under any agreement to which the Company or any of its subsidiaries is a party.

          (r)   Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect.

          (s)   There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the knowledge of the Company or the Trust after due inquiry, threatened against or affecting the Trust or the Company or any of the Company's subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents or have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Trust or the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not expected to result in a Material Adverse Effect.

          (t)    The accountants of the Company who certified the Financial Statements (as defined below) are independent public accountants of the Company and its subsidiaries within the meaning of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder.

          (u)   The audited consolidated financial statements (including the notes thereto) and schedules of the Company and its consolidated subsidiaries for the fiscal year ended December 31, 2004 (the "Financial Statements") and the interim unaudited consolidated financial statements of the Company and its consolidated subsidiaries for the quarter ended September 30, 2005 (the "Interim Financial Statements") provided to the Purchaser are the most recent available audited and unaudited consolidated financial statements of the Company and its consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with U.S. generally accepted accounting principles ("GAAP"), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified, subject, in the case of Interim Financial Statements, to year-end adjustments (which are expected to consist solely of normal recurring adjustments). Such consolidated financial statements and schedules have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise noted therein).

          (v)   None of the Trust, the Company nor any of its subsidiaries has any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or its subsidiaries that could give rise to any such liability), except for (i) liabilities set forth in the Financial Statements or the Interim Financial Statements and (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Trust, the Company and all of its subsidiaries since the date of the most recent balance sheet included in such Financial Statements.

          (w)  Since the respective dates of the Financial Statements and the Interim Financial Statements, there has not been (A) any Material Adverse Change or (B) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock other than regular quarterly dividends on the Company's common stock.

          (x)   The documents of the Company filed with the Commission in accordance with the Exchange Act, from and including the commencement of the fiscal year covered by the Company's most recent Annual Report on Form 10-K, at the time they were or hereafter are filed by the Company with the Commission (collectively, the "1934 Act Reports"), complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, at the date of this Purchase Agreement and on the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and other than such instruments, agreements, contracts and other documents as are filed as exhibits to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10- Q or Current Reports on Form 8-K, there are no instruments, agreements, contracts or documents of a character described in Item 601 of Regulation S-K promulgated by the Commission to which the Company or any of its subsidiaries is a party. The Company is in compliance with all currently applicable requirements of the Exchange Act that were added by the Sarbanes-Oxley Act of 2002.

          (y)   No labor dispute with the employees of the Trust, the Company or any of its subsidiaries exists or, to the knowledge of the executive officers of the Trust or the Company, is imminent, except those which would not, singly or in the aggregate, have a Material Adverse Effect.

          (z)   No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Trust or the Company of their respective obligations under the Operative Documents, as applicable, or the consummation by the Trust and the Company of the transactions contemplated by the Operative Documents.

          (aa) Each of the Trust, the Company and each subsidiary of the Company has good and marketable title to all of its respective real and personal properties, in each case free and clear of all Liens and defects, except for those that would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases under which the Trust, the Company or any subsidiary of the Company holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and none of the Trust, the Company or any subsidiary of the Company has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Trust, the Company or any subsidiary of the Company under any such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect.

          (bb) The Company and each of the Significant Subsidiaries have timely and duly filed all Tax Returns (as defined below) required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects. The Company and each of the Significant Subsidiaries have timely and duly paid in full all material Taxes (as defined below) required to be paid by them (whether or not such amounts are shown as due on any Tax Return). There are no federal, state, or other Tax audits or deficiency assessments proposed or pending with respect to the Company or any of the Significant Subsidiaries, and no such audits or assessments are threatened. As used herein, the terms "Tax" or "Taxes" mean (i) all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Governmental Entity, and (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract. As used herein, the term "Tax Returns" means all federal, state, local, and foreign Tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto filed or required to be filed with any Governmental Entity.

          (cc) The Trust is not subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Notes, interest payable by the Company on the Junior Subordinated Notes is deductible by the Company, in whole or in part, for United States federal income tax purposes, and the Trust is not, or will not be within ninety (90) days of the date hereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges. There are no rulemaking or similar proceedings before the United States Internal Revenue Service or comparable federal, state, local or foreign government bodies which involve or affect the Company or any subsidiary, which, if the subject of an action unfavorable to the Company or any subsidiary, could result in a material adverse effect on the Company and the Significant Subsidiaries, taken as a whole.

          (dd) The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (ee) The Company and the Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts in all material respects as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions contemplated hereby including but not limited to, real or personal property owned or leased against theft, damage, destruction, act of vandalism and all other risks customarily insured against. All policies of insurance and fidelity or surety bonds insuring the Company or any of the Significant Subsidiaries or the Company's or Significant Subsidiaries' respective businesses, assets, employees, officers and directors are in full force and effect. The Company and each of the subsidiaries are in compliance with the terms of such policies and instruments in all material respects. Neither the Company nor any Significant Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Within the past twelve months, neither the Company nor any Significant Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

          (ff)  The Company and its subsidiaries or any person acting on behalf of the Company and its subsidiaries including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries has not, directly or indirectly, while acting on behalf of the Company and its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

          (gg) The information provided by the Company and the Trust pursuant to this Purchase Agreement and the transactions contemplated hereby does not, as of the date hereof, and will not as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (hh) Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) the Company and its subsidiaries have been and are in compliance with applicable Environmental Laws (as defined below), (ii) none of the Company, any of its subsidiaries or, to the best of the Company's knowledge, any other owners of any of the real properties currently or previously owned, leased or operated by the Company or any of its subsidiaries (collectively, the "Properties") at any time or any other party, has at any time released (as such term is defined in CERCLA (as defined below)) or otherwise disposed of Hazardous Materials (as defined below) on, to, in, under or from the Properties, (iii) neither the Company nor any of its subsidiaries has used nor intends to use the Properties or any subsequently acquired properties, other than in compliance with applicable Environmental Laws, (iv) neither the Company nor any of its subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law with respect to the Properties, or their respective assets or arising out of the conduct of the Company or its subsidiaries, (v) none of the Properties are included or, to the best of the Company's knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or, to the best of the Company's knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Entity, (vi) none of the Company, any of its subsidiaries or agents or, to the best of the Company's knowledge, any other person or entity for whose conduct any of them is or may be held responsible, has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed any Hazardous Material at any of the Properties, except in compliance with all applicable Environmental Laws, and has not transported or arranged for the transport of any Hazardous Material from the Properties to another property, except in compliance with all applicable Environmental Laws, (vii) no lien has been imposed on the Properties by any Governmental Entity in connection with the presence on or off such Property of any Hazardous Material or with respect to an Environmental Law, and (viii) none of the Company, any of its subsidiaries or, to the best of the Company's knowledge, any other person or entity for whose conduct any of them is or may be held responsible, has entered into or been subject to any consent decree, compliance order, or administrative order in connection with an Environmental Law with respect to the Properties or any facilities or improvements or any operations or activities thereon.

        As used herein, "Hazardous Materials" shall include, without limitation, any flammable materials, explosives, radioactive materials; hazardous materials, hazardous substances, hazardous wastes, toxic substances or related materials, asbestos, petroleum, petroleum products and any hazardous material as defined by any federal, state or local environmental law, statute, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 ("CERCLA"), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5127, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, and any analogous state laws, as any of the above may be amended from time to time and in the regulations promulgated pursuant to each of the foregoing (including environmental statutes and laws not specifically defined herein) (individually, an "Environmental Law" and collectively, the "Environmental Laws") or by any Governmental Entity.

          (ii)   In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, and periodically identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such reviews and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.

        5.    Representations and Warranties of the Purchaser.    The Purchaser represents and warrants to, and agrees with, the Company and the Trust as follows:

          (a)   The Purchaser is aware that the Preferred Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to "U.S. persons" (as defined in Regulation S under the Securities Act) except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

          (b)   The Purchaser is an "accredited investor," as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

          (c)   Neither the Purchaser, nor any of the Purchaser's affiliates, nor any person acting on the Purchaser's or the Purchaser's Affiliate's behalf has engaged, or will engage, in any form of "general solicitation or general advertising" (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Preferred Securities.

          (d)   The Purchaser understands and acknowledges that (i) no public market exists for any of the Preferred Securities and that it is unlikely that a public market will ever exist for the Preferred Securities, (ii) the Purchaser is purchasing the Preferred Securities for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Preferred Securities pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and the Purchaser agrees to the legends and transfer restrictions applicable to the Preferred Securities contained in the Indenture, and (iii) the Purchaser has had the opportunity to ask questions of, and receive answers and request additional information from, the Company and is aware that it may be required to bear the economic risk of an investment in the Preferred Securities.

          (e)   The Purchaser is a company with limited liability duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is organized with all requisite (i) power and authority to execute, deliver and perform the Operative Documents to which it is a party, to make the representations and warranties specified herein and therein and to consummate the transactions contemplated herein and (ii) right and power to purchase the Preferred Securities.

          (f)    This Purchase Agreement has been duly authorized, executed and delivered by the Purchaser and no filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any governmental body, agency or court having jurisdiction over the Purchaser, other than those that have been made or obtained, is necessary or required for the performance by the Purchaser of its obligations under this Purchase Agreement or to consummate the transactions contemplated herein. This Purchase Agreement does not conflict with any other agreement to which the Purchaser is a party.

          (g)   The Purchaser is a "Qualified Purchaser" as such term is defined in Section 2(a)(51) of the Investment Company Act.

        6.    Covenants and Agreements of the Company and the Trust.    The Company and the Trust jointly and severally agree with the Purchaser as follows:

          (a)   During the period from the date of this Agreement to the Closing Date, the Company and the Trust shall use their best efforts and take all action necessary or appropriate to cause their representations and warranties contained in Section 4 hereof to be true as of the Closing Date, after giving effect to the transactions contemplated by this Purchase Agreement, as if made on and as of the Closing Date.

          (b)   Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates to, nor will either of them permit any person acting on its or their behalf (other than the Purchaser) to, resell any Preferred Securities that have been acquired by any of them.

          (c)   Neither the Company nor the Trust will, nor will either of them permit any of their Affiliates or any person acting on their behalf to, engage in any "directed selling efforts" within the meaning of Regulation S under the Securities Act with respect to the Preferred Securities.

          (d)   Neither the Company nor the Trust will, nor will either of them permit any of their Affiliates or any person acting on their behalf to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the Preferred Securities under the Securities Act.

          (e)   Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates or any person acting on their behalf to, engage in any form of "general solicitation or general advertising" (within the meaning of Regulation D) in connection with any offer or sale of the any of the Preferred Securities.

          (f)    So long as any of the Preferred Securities are outstanding, (i) the Preferred Securities shall not be listed on a national securities exchange registered under section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system and (ii) neither the Company nor the Trust shall be an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under section 8 of the Investment Company Act, and, the Preferred Securities shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3).

          (g)   Each of the Company and the Trust shall furnish to (i) the holders, and subsequent holders of the Preferred Securities, (ii) Taberna Capital Management, LLC (at 450 Park Avenue, 23rd Floor, New York, New York 10022, or such other address as designated by Taberna Capital Management, LLC) and (iii) any beneficial owner of the Preferred Securities reasonably identified to the Company and the Trust (which identification may be made by either such beneficial owner or by Taberna Capital Management, LLC), a duly completed and executed certificate in the form attached hereto as Annex F, including the financial statements referenced in such Annex, which certificate and financial statements shall be so furnished by the Company and the Trust not later than forty five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company and not later than ninety (90) days after the end of each fiscal year of the Company, provided however that such financial statements may be made available via Electronic Data Gathering Analysis and Retrieval ("EDGAR").

          (h)   Each of the Company and the Trust will, during any period in which it is not subject to and in compliance with section 13 or 15(d) of the Exchange Act, or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange

  Act, shall provide to each holder of the Preferred Securities and to each prospective purchaser (as designated by such holder) of the Preferred Securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. If the Company and the Trust are required to register under the Exchange Act, such reports filed in compliance with Rule 12g3-2(b) shall be sufficient information as required above. This covenant is intended to be for the benefit of the Purchaser, the holders of the Preferred Securities, and the prospective purchasers designated by the Purchaser and such holders, from time to time, of the Preferred Securities.

          (i)    Neither the Company nor the Trust will, until one hundred eighty (180) days following the Closing Date, without the Purchaser's prior written consent, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, (i) any Preferred Securities or other securities substantially similar to the Preferred Securities other than as contemplated by this Purchase Agreement or (ii) any other securities convertible into, or exercisable or exchangeable for, any Preferred Securities or other securities substantially similar to the Preferred Securities.

          (j)    Neither the Company nor the Trust will identify any of the Indemnified Parties (as defined below) in a press release or any other public statement without the consent of such Indemnified Party.

          (1)   Purchaser and each successor to Purchaser's interest in the Preferred Securities is granted the right under the Indenture and Amended and Restated Trust Agreement to request the substitution of new notes for all or a portion of the Junior Subordinated Notes held by the Trust. The Trust is required under the terms of the Indenture and Amended and Restated Trust Agreement to accept such newly issued notes (the "Replacement Notes") and surrender a like amount of Junior Subordinated Notes to Depositor. The Replacement Notes shall bear terms identical to the Junior Subordinated Notes with the sole exception of interest payment dates (and corresponding redemption date and maturity date), which will be specified by Purchaser or applicable successor. In no event will the interest payment dates (and corresponding redemption date and maturity date) on the Replacement Notes vary by more than sixty (60) calendar days from the original interest payment dates (and corresponding redemption date and maturity date) under the Junior Subordinated Notes.

        Each of the Company and the Trust acknowledges and agrees that, to the extent of the principal amount of the Replacement Notes issued to the Trust under the Indenture, Purchaser (and each successor to Purchaser's interest in the Preferred Securities) will require the Trust to issue a new series of Preferred Securities having a principal amount related to the principal amount of the Replacement Notes (the "Replacement Securities") to designated holders of Preferred Securities, provided that any such Replacement Securities, and any distributions from the Trust to the holders of Replacement Securities, must relate solely to the Trust's interest in the Replacement Notes and in no event will the Preferred Securities other than the Replacement Securities share in the returns from any Replacement Notes. The Replacement Securities shall have payment dates (and corresponding redemption date and maturity date) that relate to the Replacement Notes.

        Each of the Company and the Trust agrees to cooperate with all reasonable requests of Purchaser in connection with any of the foregoing, provided that no action requested of the Company or the Trust in connection with such cooperation shall materially increase the obligations or materially decrease the rights of the Company pursuant to such documents.

        7.    Payment of Expenses.    The Company, as depositor of the Trust, agrees to pay all costs and expenses incident to the performance of the obligations of the Company and the Trust under this Purchase Agreement, whether or not the transactions contemplated herein are consummated or this Purchase Agreement is terminated, including all costs and expenses incident to (i) the authorization, issuance, sale and delivery of the Preferred Securities and any taxes payable in connection therewith; (ii) the fees and expenses of the counsel, the accountants and any other experts or advisors retained by the Company or the Trust; (iii) the fees and all reasonable expenses of the Property Trustee, the Delaware Trustee, the Indenture Trustee and any other trustee or paying agent appointed under the Operative Documents, including the fees and disbursements of counsel for such trustees, which fees shall not exceed a $2,000 acceptance fee, $3,500 for the fees and expenses of Richards, Layton & Finger, P.A., special Delaware counsel retained by the Delaware Trustee in connection with the Closing, and $4,000 in administrative fees annually; and (iv) $30,000 for the fees and expenses of DLA Piper Rudnick Gray Cary US LLP, special counsel retained by Taberna Capital Management, LLC.

        If the sale of the Preferred Securities provided for in this Purchase Agreement is not consummated because any condition set forth in Section 3 hereof to be satisfied by either the Company or the Trust is not satisfied, because this Purchase Agreement is terminated pursuant to Section 9 or because of any failure, refusal or inability on the part of the Company or the Trust to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by the Purchaser, the Company will reimburse the Purchaser upon demand for all reasonable out-of-pocket expenses (including the fees and expenses of each of the Purchaser's counsel specified in subparagraphs (v) and (vi) of the immediately preceding paragraph) that shall have been incurred by the Purchaser in connection with the proposed purchase and sale of the Preferred Securities. The Company shall not in any event be liable to the Purchaser for the loss of anticipated profits from the transactions contemplated by this Purchase Agreement.

        8.    Indemnification.    (a) The Sellers agree, jointly and severally, to indemnify and hold harmless the Purchaser, the Purchaser's affiliates, Taberna Capital Management, LLC, Cohen Bros. & Company, and their respective affiliates, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "Indemnified Parties") each person, if any, who controls any of the Indemnified Parties within the meaning of the Securities Act or the Exchange Act, and the Indemnified Parties' respective directors, officers, employees and agents and each person, if any, who controls the Indemnified Parties within the meaning of the Securities Act, or the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act") against any losses, claims, damages or liabilities, joint or several, to which the Indemnified Parties may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any information or documents furnished or made available to the Purchaser by or on behalf of the Company, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the breach or alleged breach of any representation, warranty, or agreement of either Seller contained herein, or (iv) the execution and delivery by the Company and/or the Trust of this Purchase Agreement or any of the other Operative Documents and/or the consummation by the Company and/or the Trust of the transactions contemplated hereby and thereby, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Company or the Trust may otherwise have.

          (b)   The Company agrees to indemnify the Trust against all loss, liability, claim, damage and expense whatsoever due from the Trust under paragraph (a) above.

          (c)   Promptly after receipt by an Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) above unless and to the extent that such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) above. Purchaser shall be entitled to appoint counsel to represent the Indemnified Party in any action for which indemnification is sought. An indemnifying party may participate at its own expense in the defense of any such action; provided, that counsel to the indemnifying party shall not (except with the consent of the Indemnified Party) also be counsel to the Indemnified Party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, unless an Indemnified Party believes that its interests are not aligned with the interests of another Indemnified Party or that a conflict of interest might result. An indemnifying party will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any.judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

        9.    Termination; Representations and Indemnities to Survive.    This Purchase Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company and the Trust prior to delivery of and payment for the Preferred Securities, if prior to such time (i) a downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization," as that term is used by the Commission in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, or such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company's debt securities or preferred stock, (ii) the Trust shall be unable to sell and deliver to the Purchaser at least $40,000,000 stated liquidation value of Preferred Securities, (iii) a suspension or material limitation in trading in securities generally shall have occurred on the New York Stock Exchange, (iv) a suspension or material limitation in trading in any of the Company's securities shall have occurred on the exchange or quotation system upon which the Company' securities are traded, if any, (v) a general moratorium on commercial business activities shall have been declared either by federal or applicable state authorities or (vi) there shall have occurred any outbreak or escalation of hostilities, or declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the Purchaser's judgment, impracticable or inadvisable to proceed with the offering or delivery of the Preferred Securities. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Trust or their respective officers or trustees and of the Purchaser set forth in or made pursuant to this Purchase Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchaser, the Company or the Trust or any of the their respective officers, directors, trustees or controlling persons, and will survive delivery of and payment for the Preferred Securities. The provisions of Sections 7 and 8 shall survive the termination or cancellation of this Purchase Agreement.

        10.    Amendments.    This Purchase Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.

        11.    Notices.

          (a)   Any communication shall be given by letter or facsimile, in the case of notices to the Issuer, to it at:

    Bresler & Reiner Statutory Trust I
    c/o Bresler & Reiner, Inc.
    11200 Rockville Pike, Suite 502
    Rockville, MD 20852
    Facsimile:(301) 945-4301
    Attention: Darryl M. Edelstein

  in the case of notices to the Sponsor, to it at:

    Bresler & Reiner, Inc.
    11200 Rockville Pike, Suite 502
    Rockville, MD 20852
    Facsimile: (301) 945-4301
    Attention: Darryl M. Edelstein

  and in the case of notices to the Purchaser, all communications hereunder shall be in writing and effective only on receipt, and, if sent to the Purchaser, shall be mailed, delivered by hand or courier or sent by facsimile and confirmed to the Purchaser at:

    Merrill Lynch International
    c/o Taberna Capital Management, LLC
    450 Park Avenue, 23rd Floor
    New York, New York 10022
    Facsimile: (215) 735-1499
    Attention: Thomas Bogal

  or other address as the Purchaser shall designate for such purpose in a notice to the company and the Trust with a copy to:

    DLA Piper Rudnick Gray Cary US LLP
    1221 S. Mopac Expressway, Suite 400
    Austin, TX 78746
    Facsimile: (512) 457-7001
    Attention: David B. Jones

          (b)   Any such communication shall take effect, in the case of a letter, at the time of delivery and in the case of facsimile, at the time of dispatch.

          (c)   Any communication not by facsimile shall be confirmed by letter but failure to send or receive the letter of confirmation shall not invalidate the original communication.

        12.    Successors and Assigns.    This Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or mentioned in this Purchase Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 hereof and their successors, assigns, heirs and legal representatives, any right or obligation hereunder. None of the rights or obligations of the Company or the Trust under this Purchase Agreement may be assigned, whether by operation of law or otherwise, without the Purchaser's prior written consent; however, the Company may consolidate with or merge into another Person or convey, transfer, or lease its properties and assets substantially as an entirety to any Person without the Purchaser's prior written consent, provided that the entity formed by such consolidation or into which the Company is merged or the Person that acquired by conveyance or transfer, or that leases, the properties, and assets of the Company substantially as an entirety shall (i) be an entity organized and existing under the laws of the United States of America or any State or Territory thereof or the District of Columbia and (ii) expressly assume the due and punctual payment of the principal of and any premium and interest on the Junior Subordinated Notes and the performance of every covenant of this Purchase Agreement on the part of the Company to be performed or observed. The rights and obligations of the Purchaser under this Purchase Agreement may be assigned by the Purchaser without the Company's or the Trust's consent; provided that the assignee assumes the obligations of the Purchaser under this Purchase Agreement.

        13.    Applicable Law.    THIS PURCHASE AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

        14.    Submission To Jurisdiction.    ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS PURCHASE AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS PURCHASE AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS PURCHASE AGREEMENT.

        15.    Counterparts and Facsimile.    This Purchase Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Purchase Agreement may be executed by any one or more of the parties hereto by facsimile.

        IN WITNESS WHEREOF, this Purchase Agreement has been entered into as of the date first written above.

BRESLER & REINER, INC.
By:	/s/ SIDNEY M BRESLER
	Name:	Sidney M Bresler
	Title:	CEO
BRESLER & REINER STATUTORY TRUST I
By:	Bresler & Reiner, Inc., as Depositor
	By:	/s/ DARRYL M. EDELSTEIN
Name: Darryl M. Edelstein
Title:

Merrill Lynch International
By:	/s/ WILLIAM BERRY
	Name:	William Berry
	Title:	Managing Director

SCHEDULE 1

List of Significant Subsidiaries

Schedule 1-1

ANNEX A-I

        Pursuant to Section 3(c)(i) of the Purchase Agreement, counsel for the Company, shall deliver an opinion to the effect that:

          (i)    the Company and each Significant Subsidiary is validly existing as a corporation or other organization in good standing under the laws of the jurisdiction in which it is chartered or organized; each of the Company and the Significant Subsidiaries has full corporate power and authority to own or lease its properties and to conduct its business as such business is currently conducted in all material respects; all outstanding shares of capital stock of the Significant Subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable and owned of record and beneficially, directly or indirectly by the Company; the Company has corporate power and authority to (i) execute and deliver, and to perform its obligations under, the Operative Documents to which it is a party and (iii) issue and perform its obligations under the Notes;

          (ii)   neither the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, nor the purchase by the Trust of the Junior Subordinated Notes, nor the execution and delivery of and compliance with the Operative Documents by the Company or the Trust nor the consummation of the transactions contemplated thereby will constitute a breach or violation of the Trust Agreement or the charter or by-laws or similar organizational documents of the Company;

          (iii)  the Trust Agreement has been duly authorized, executed and delivered by the Company and duly executed and delivered by the Administrative Trustees;

          (iv)  the Indenture has been duly authorized, executed and delivered by the Company and, assuming it has been duly authorized, executed and delivered by the Indenture Trustee, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity;

          (v)   the Junior Subordinated Notes have been duly authorized and executed by the Company and delivered to the Indenture Trustee for authentication in accordance with the Indenture and, when authenticated in accordance with the provisions of the Indenture and delivered to the Trust against payment therefor, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity;

          (vi)  the Trust is not, and, following the issuance of the Preferred Securities and the consummation of the transactions contemplated by the Operative Documents and the application of the proceeds therefrom, the Trust will not be, an "investment company" or an entity "controlled" by an "investment company," in each case within the meaning of Section 3(a) of the Investment Company Act;

          (vii) assuming the truth and accuracy of the representations and warranties of the Purchaser in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Common Securities, the Preferred Securities and the Junior Subordinated Notes to register the same under the Securities Act of 1933, as amended, under the circumstances contemplated in the Purchase Agreement and the Trust Agreement, or to require qualification of the Indenture under the Trust Indenture Act of 1939, as amended;

          (viii) the Purchase Agreement has been duly authorized, executed and delivered by each of the Company and the Trust and constitutes a legal, valid and binding obligation of the Company and

A-I-1

  the Trust enforceable against the Company and the Trust in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity;

          (ix)  neither the Company nor any of its "Affiliates" (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D") has directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Notes, the Preferred Securities or the Common Securities being issued pursuant to this transaction under the Securities Act, engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities, or engaged, nor will engage, in any "directed selling efforts" within the meaning of Regulation S under the Securities Act with respect to the Securities;

          (x)   neither the Company, the Trust, nor any Significant Subsidiaries of the Company is in breach or violation of, or default under, with or without notice or lapse of time or both, its articles of incorporation or charter, by-laws or other governing documents (including without limitation, the Trust Agreement); the execution, delivery and performance of the Operative Documents and the consummation of the transactions contemplated by the Purchase Agreement and the Operative Documents do not and will not (A) result in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of the Company or the Significant Subsidiaries, or (B) conflict with, constitute a material breach or violation of, or constitute a material default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of (x) the Articles of Incorporation or Charter, By-Laws or other governing documents of the Company or its Significant Subsidiaries, or (y) to the best of our knowledge, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other agreement or instrument to which the Company or its Significant Subsidiaries is a party or by which any of them or any of their respective properties may be bound or (z) any order, decree, judgment, franchise, license, permit, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, known to us having jurisdiction over the Company or its Significant Subsidiaries or any of their respective properties which, in the case of each of (A) or (B) above, is material to the Company and the Significant Subsidiaries on a consolidated basis;

          (xi)  except for filings, registrations or qualifications that may be required by applicable securities laws, no authorization, approval, consent or order of, or filing, registration or qualification with, any person (including, without limitation, any court, governmental body or authority) is required under the laws of the State of Delaware in connection with the transactions contemplated by the Operative Documents in connection with the offer and sale of the Securities as contemplated by the Operative Documents;

          (xii) (A) no action, suit or proceeding at law or in equity is pending or threatened to which the Company, the Trust or the Significant Subsidiaries are or may be a party, and (B) no action, suit or proceeding is pending or threatened against or affecting the Company, the Trust or the Significant Subsidiaries or any of their properties, before or by any court or governmental official, commission, board or other administrative agency, authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding could reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by the Operative Documents or the issuance and sale of the Common Securities, or the Preferred Securities as contemplated therein or the condition (financial or otherwise), earnings, affairs, business, or results of operations of the Company, the Trust and the Significant Subsidiaries on a consolidated basis; and

A-I-2

ANNEX A-II

        Pursuant to Section 3(c)(ii) of the Purchase Agreement, General Counsel for the Company shall deliver an opinion, or the Company shall provide an Officers' Certificate, to the effect that:

          (i)    all of the issued and outstanding shares of capital stock of each Significant Subsidiary are owned of record by the Company, and the issuance of the Preferred Securities and the Common Securities is not subject to any contractual preemptive rights known to such [counsel/officer];

          (ii)   no consent, approval, authorization or order of any court or Governmental Entity is required for the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, the purchase by the Trust of the Junior Subordinated Notes, the execution and delivery of and compliance with the Operative Documents by the Company or the Trust or the consummation of the transactions contemplated in the Operative Documents, except such approvals (specified in such [opinion/certificate]) as have been obtained;

          (iii)  to the knowledge of such [counsel/officer], there is no action, suit or proceeding before or by any government, governmental instrumentality, arbitrator or court, domestic or foreign, now pending or threatened against or affecting the Trust or the Company or any Significant Subsidiary that could adversely affect the consummation of the transactions contemplated by the Operative Documents or could have a Material Adverse Effect.

          (iv)  The execution, delivery and performance of the Operative Documents, as applicable, by the Company and the Trust and the consummation by the Company and the Trust of the transactions contemplated by the Operative Documents, as applicable, (i) will not result in any violation of the charter or bylaws or similar organizational documents of the Company, the charter or bylaws or similar organizational documents of the Company's subsidiaries, the Trust Agreement or the Certificate of Trust of the Trust, and (ii) will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation or imposition of any lien, charge and encumbrance upon any assets or properties of the Company or any Significant Subsidiary under, (a) any agreement, indenture, mortgage or instrument that the Company or any Significant Subsidiary of the Company is a party to or by which it may be bound or to which any of its assets or properties may be subject, or (b) any existing applicable law, rule or administrative regulation of any court or governmental agency or authority having jurisdiction over the Company or any Significant Subsidiary of the Company or any of their respective assets or properties, except in case of (ii), where any such violation, conflict, breach, default, lien, charge or encumbrance, would not have a material adverse effect on the assets, properties, business, results of operations or financial condition of the Company and its subsidiaries, taken as whole.

A-II-1

ANNEX B

        Pursuant to Section 3(d) of the Purchase Agreement, special tax counsel for the Purchaser, shall deliver an opinion to the effect that:

  It is our opinion that, under current law and assuming the performance of the Operative Documents in accordance with the terms described therein, the Subordinated Debt Securities will be treated for United States federal income tax purposes as indebtedness of the Company. It is our opinion that the Trust will be classified as a grantor trust and not as an association or publicly traded partnership taxable as a corporation.

        In rendering such opinions, such counsel may (A) state that its opinion is limited to the federal laws of the United States and (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

B-1

ANNEX C

        Pursuant to Section 3(e) of the Purchase Agreement, Richards, Layton & Finger, P.A., special Delaware counsel for the Delaware Trustee, shall deliver an opinion to the effect that:

          (i)    the Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made;

          (ii)   under the Delaware Statutory Trust Act and the Trust Agreement, the Trust has the trust power and authority (A) to own property and conduct its business, all as described in the Trust Agreement, (B) to execute and deliver, and to perform its obligations under, each of the Purchase Agreement, the Common Securities Subscription Agreement, the Junior Subordinated Note Purchase Agreement and the Preferred Securities and the Common Securities and (C) to purchase and hold the Junior Subordinated Notes;

          (iii)  under the Delaware Statutory Trust Act, the certificate attached to the Trust Agreement as Exhibit C is an appropriate form of certificate to evidence ownership of the Preferred Securities; the Preferred Securities have been duly authorized by the Trust Agreement and, when issued and delivered against payment of the consideration as set forth in the Purchase Agreement, the Preferred Securities will be validly issued and (subject to the qualifications set forth in this paragraph) fully paid and nonassessable and will represent undivided beneficial interests in the assets of the Trust; the holders of the Preferred Securities will be entitled to the benefits of the Trust Agreement and, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; and such counsel may note that the holders of the Preferred Securities may be obligated, pursuant to the Trust Agreement, to (A) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Preferred Securities certificates and the issuance of replacement Preferred Securities certificates and (B) provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and remedies under the Trust Agreement;

          (iv)  the Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to the Company against payment therefor as described in the Trust Agreement and the Common Securities Subscription Agreement, will be validly issued and fully paid and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement;

          (v)   under the Delaware Statutory Trust Act and the Trust Agreement, the issuance of the Preferred Securities and the Common Securities is not subject to preemptive or other similar rights;

          (vi)  under the Delaware Statutory Trust Act and the Trust Agreement, the execution and delivery by the Trust of the Purchase Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Purchase Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust;

          (vii) the Trust Agreement constitutes a legal, valid and binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees, in accordance with its terms subject, as to enforcement, to the effect upon the Trust Agreement of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally,

C-1

  (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

          (viii) the issuance and sale by the Trust of the Preferred Securities and the Common Securities, the purchase by the Trust of the Junior Subordinated Notes, the execution, delivery and performance by the Trust of the Purchase Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Purchase Agreement, the consummation by the Trust of the transactions contemplated by the Purchase Agreement and compliance by the Trust with its obligations thereunder do not violate (i) any of the provisions of the Certificate of Trust or the Amended and Restated Trust Agreement or (ii) any applicable Delaware law, rule or regulation;

          (ix)  no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Delaware court or Delaware Governmental Entity or Delaware agency is necessary or required solely in connection with the issuance and sale by the Trust of the Common Securities or the Preferred Securities, the purchase by the Trust of the Junior Subordinated Notes, the execution, delivery and performance by the Trust of the Purchase Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Purchase Agreement, the consummation by the Trust of the transactions contemplated by the Purchase Agreement and compliance by the Trust with its obligations thereunder; and

          (x)   the holders of the Preferred Securities (other than those holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust and the Trust will not be liable for any income tax imposed by the State of Delaware.

        In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of Delaware, (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials and (C) take customary assumptions and exceptions as to enforceability and other matters.

C-2

ANNEX D

        Pursuant to Section 3(0 of the Purchase Agreement, Gardere Wynne Sewell LLP, special counsel for the Property Trustee and the Indenture Trustee, shall deliver an opinion to the effect that:

          (i)    JPMorgan Chase Bank, National Association (the "Bank") is a national banking association with trust powers, duly and validly existing under the laws of the United States of America, with corporate power and authority to execute, deliver and perform its obligations under the Indenture and to authenticate and deliver the Securities, and is duly eligible and qualified to act as Trustee under the Indenture pursuant to Section 6.1 thereof and as Property Trustee under the Trust Agreement pursuant to Section 8.2 thereof. (The Indenture and the Trust Agreement are each, an "Agreement" and together, the "Agreements").

          (ii)   Each Agreement has been duly authorized, executed and delivered by the Bank and constitutes the valid and binding obligation of the Bank, enforceable against it in accordance with its terms except (A) as may be limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general equitable principles, regardless of whether considered in a proceeding in equity or at law and (B) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

          (iii)  Neither the execution or delivery by the Bank of the Agreements, the authentication and delivery of the Preferred Securities (as defined in the Trust Agreement) and junior subordinated notes (issued under the Indenture, and together with the Preferred Securities, the "Securities") by the Trustee pursuant to the terms of the Agreements, respectively, nor the performance by the Bank of its obligations under the Agreements (A) requires the consent or approval of, the giving of notice to or the registration or filing with, any governmental authority or agency under any existing law of the United States of America governing the banking or trust powers of the Bank or (B) violates or conflicts with the Articles of Association or By-laws of the Bank or any law or regulation of the State of New York or the United States of America governing the banking or trust powers of the Bank;

          (iv)  The Securities have been authenticated and delivered by a duly authorized officer of the Bank.

        In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of New York and the laws of the United States of America, (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of JPMorgan Chase Bank, National Association, the Company and public officials, and (C) make customary assumptions and exceptions as to enforceability and other matters.

D-1

ANNEX E

        Pursuant to Section 3(g) of the Purchase Agreement, Richards, Layton & Finger, P.A., counsel for the Delaware Trustee, shall deliver an opinion to the effect that:

          (i)    Chase Bank USA, National Association is duly formed and validly existing as a national banking association under the federal laws of the United States of America with trust powers and with its principal place of business in the State of Delaware;

          (ii)   Chase Bank USA, National Association has the corporate power and authority to execute, deliver and perform its obligations under, and has taken all necessary corporate action to authorize the execution, delivery and performance of, the Trust Agreement and to consummate the transactions contemplated thereby;

          (iii)  The Trust Agreement has been duly authorized, executed and delivered by Chase Bank USA, National Association and constitutes a legal, valid and binding obligation of Chase Bank USA, National Association, and is enforceable against Chase Bank USA, National Association, in accordance with its terms subject as to enforcement, to the effect upon the Trust Agreement of (i) applicable bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance or transfer and similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

          (iv)  The execution, delivery and performance by Chase Bank USA, National Association of the Trust Agreement do not conflict with or result in a violation of (A) articles of association or by-laws of Chase Bank USA, National Association or (B) any law or regulation of the State of Delaware or the United States of America governing the trust powers of Chase Bank USA, National Association or, to our knowledge, without independent investigation, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which Chase Bank USA, National Association is a party or by which it is bound or, to our knowledge, without independent investigation, of any judgment or order applicable to Chase Bank USA, National Association; and

          (v)   No approval, authorization or other action by, or filing with, any Governmental Entity of the State of Delaware or the United States of America governing the trust powers of Chase Bank USA, National Association is required in connection with the execution and delivery by Chase Bank USA, National Association of the Trust Agreement or the performance by Chase Bank USA, National Association of its obligations thereunder, except for the filing of the Certificate of Trust with the Secretary of State of the State of Delaware, which Certificate of Trust has been filed with the Secretary of State of the State of Delaware.

        In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of Delaware and the federal laws of the United States governing the trust powers of Chase Bank USA, National Association, (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials and (C) take customary assumptions and exceptions.

E-1

ANNEX F

Officer's Financial Certificate

        The undersigned, the [Chairman/Vice Chairman/Chief Executive Officer/President/ Vice President/Chief Financial Officer/Treasurer/Assistant Treasurer], hereby certifies, pursuant to Section 6(h) of the Purchase Agreement, dated as of November 23, 2005, among Bresler & Reiner, Inc. (the "Company"), Bresler & Reiner Statutory Trust I (the "Trust") and Merrill Lynch International, that, as of [date], [20    ], the Company, if applicable, and its Subsidiary had the following ratios and balances:

As of [Quarterly/Annual Financial Date], 20
Senior secured indebtedness for borrowed money ("Debt")	$
Senior unsecured Debt	$
Subordinated Debt	$
Total Debt	$
Ratio of (x) senior secured and unsecured Debt to (y) total Debt		%

        [FOR FISCAL YEAR END:    Attached hereto are the audited consolidated financial statements (including the balance sheet, income statement and statement of cash flows, and notes thereto, together with the report of the independent accountants thereon) of the Company and its consolidated subsidiaries for the three years ended [date], 20    and all required Statutory Financial Statements (as defined in the Purchase Agreement) for the year ended [date], 20    ]

        [FOR FISCAL QUARTER END: Attached hereto are the unaudited consolidated and consolidating financial statements (including the balance sheet and income statement) of the Company and its consolidated subsidiaries and all required Statutory Financial Statements (as defined in the Purchase Agreement) for the year ended [date], 20    ] for the fiscal quarter ended [date], 20    .]

        The financial statements fairly present in all material respects, in accordance with U.S. generally accepted accounting principles ("GAAP"), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the date, and for the [.    quarter interim] [annual] period ended [date], 20    , and such financial statements have been prepared in accordance with GAAP consistently applied throughout the period involved (expect as otherwise noted therein).

        There has been no monetary default with respect to any indebtedness owed by the Company and/or its subsidiaries (other than those defaults cured within 30 days of the occurrence of the same) [, except as set forth below;].

        [Insert any exceptions by listing, in detail, the nature of the condition or event causing such noncompliance, the period during which such condition or event has existed and the action(s) the Company has taken, is taking, or proposes to take with respect to each such condition or event.]

        I, the undersigned, the [Chairman/Vice Chairman/Chief Executive Officer/President/Vice President/Chief Financial Officer/Treasurer/Assistant Treasurer], hereby certify that I have reviewed the terms of the Indenture and I have made, or have caused to be made under my supervision, a detailed review of (i) the covenants of the Company set forth therein, in particular, Section 10.9 of the Indenture (the "Financial Covenants") and (ii) the transactions and conditions of the Company and its subsidiaries during the accounting period ended as of [    ] (the "Accounting Period"), which Accounting Period is covered by the financial statements attached hereto. The examinations described in the preceding sentence did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or an Event of Default (each as defined in the Indenture) during or at the end of the Accounting Period or as of the date of this certificate [, except as set forth below:],

        [Insert any exceptions by listing, I detail, the nature of the condition or event causing such noncompliance, the period during which such condition or event has existed and the action(s) the Company has taken, is taking, or proposes to take with respect to each such condition or event.]

        Page    attached hereto sets forth the financial data and computation evidencing the Company's compliance with the Financial Covenants, all of which data and computations are true, complete and correct.

        IN WITNESS WHEREOF, the undersigned has executed this Officer's Financial Certificate as of this        day of                        ,20            .

Bresler & Reiner, Inc.
By:
Name:
Bresler & Reiner, Inc. 11200 Rockville Pike, Suite 502 Rockville, MD 20852